Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Seacoast Banking Corporation of Florida

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit (1)		Maximum Aggregate Offering Price (1)		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.10 par value per share	Rule 456(b) and Rule 457(r)		(1)(2)		(1)		(1)		(1)		(1)
	Equity	Preferred stock, $0.10 par value per share	Rule 456(b) and Rule 457(r)		(1)(2)		(1)		(1)		(1)		(1)
	Equity (3)	Depositary shares	Rule 456(b) and Rule 457(r)		(1)(2)		(1)		(1)		(1)		(1)
	Other (4)	Warrants	Rule 456(b) and Rule 457(r)		(1)(2)		(1)		(1)		(1)		(1)
	Debt	Debt securities	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(1)		(1)
	Other (5)	Purchase contracts	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(1)		(1)
	Other	Subscription Rights	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(1)		(1)
	Other (6)	Units	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(1)		(1)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							--				--
	Total Fees Previously Paid											--
	Total Fee Offsets											--
	Net Fee Due											--

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement subject to the conditions set forth in such rules.
(2)	The securities of each class may be offered or sold by the Registrant or a selling shareholder.
(3)	Each depositary share will be issued under a deposit agreement and will represent a fractional share or multiple shares of preferred stock.
(4)	Includes warrants to purchase debt securities, common stock, preferred stock, or any combination of those securities.
(5)	Purchase contracts may be issued separately or as purchase units.
(6)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered hereunder, which may or may not be separable from one another.